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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of April 18, 1997 by and between WHITE CAP INDUSTRIES, INC., a California corporation (the "Company" and "Employer"), and CHRIS LANE, an individual ("Executive"). White Cap Holdings, Inc., a Delaware corporation ("Holdings"), is a party to this Agreement for purposes of Section 4 hereof.

                                R E C I T A L S

     WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Employment.

     The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 5 hereof (the "Employment Period").

2.   Position and Duties.

     (a) During the Employment Period, Executive shall serve as a Chief Financial Officer and Senior Vice President of Finance of the Company and shall have the normal and reasonable duties, responsibilities and authority commensurate with such position as determined by the Board of Directors of the Company, and as directed by the President of the Company. Executive's services pursuant to this Agreement shall be performed primarily at the Company's principal place of business in Orange County, California, and at such other facilities of the Company as are necessary for the Executive to perform his duties hereunder.

     (b) Executive shall report to the President of the Company. Executive shall devote Executive's reasonable best efforts and Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity and as provided hereinbelow) to the business and affairs of the Company during the normal business hours of the executive offices of the Company. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner. Notwithstanding the foregoing, the Company acknowledges and agrees that Executive shall have the right to: (i) oversee Executive's business of providing accounting, merger and acquisition, and consulting services unrelated to the Company, and (ii) participate in other passive investment activities (the "Permitted Activities"), provided and only

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so long as Executive commits to and provides at least eighty percent (80%) of his full business time and attention to the business and affairs of the Company, and such Permitted Activities do not (a) interfere with, or impair, Executive's discharge of his duties to the Company, and (b) are non-competing and non-conflicting with the interests and business of the Company. For this purpose, the determination of whether Executive is providing at least eighty percent (80%) of his full business time and attention to the business and affairs of the Company shall be determined by the President of the Company, whose determination shall take into account the spirit and intent of this section.

3.   Base Salary and Benefits.

     (a) For the period commencing on the Effective Date and continuing until the earlier of the first anniversary of the date of this Agreement or the closing of an underwritten public offering for shares of common stock of Holdings, Executive's base salary shall be $240,000 per annum (the "Base Salary"). Thereafter, Executive's Base Salary shall be $300,000 per annum. Executive's Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. Executive's Base Salary shall be increased on January 1 of each calendar year, commencing January 1, 1998, by at least the Adjustment Percentage (as defined below) of the Base Salary applicable to the previous fiscal year. As used herein, "Adjustment Percentage" means the sum of (x) the Consumer Price Index for the State of California, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding fiscal year, plus (y) three percent (3%). In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit, profit sharing, stock option, incentive compensation, vacation and other perquisite plans and programs ("Benefits") for which key employees of the Company are generally eligible; provided, however, in no event shall Executive's benefits be less than the Benefits described on Exhibit "A" hereto, which benefits shall include annual dues for membership in a health club selected by Executive.

     (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) During the Employment Period, the Company shall pay for or reimburse Executive for all fees and reasonable expenses of Executive's participation in professional organizations, trade associations or other organizations reasonably related to Executive's position and responsibilities as an officer of the Company.

4.   Restricted Stock Agreement.

     Executive shall enter into a Restricted Stock Agreement with Holdings in a form mutually agreeable to the parties, which Restricted Stock Agreement shall be effective as of the date of this Agreement.

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5.      Term.

        (a) The Employment Period shall end on the fifth anniversary hereof ("Original Term") unless extended as set forth below; provided that (i) the Employment Period shall terminate prior to the Original Term upon Executive's death or permanent disability or incapacity; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as hereinafter defined) or without Cause; and (iii) the Employment Period may be terminated by Executive with Good Reason at any time or by his Voluntary Resignation after the second anniversary hereof. For purposes of the foregoing, Executive's permanent disability or incapacity shall be determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board of the Company in its good-faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days. For purposes of the foregoing, Executive's "Voluntary Resignation" shall mean resignation by Employee other than with Good Reason. The Employment Period shall automatically extend for successive one-year periods (each, a "Supplemental Term") following the fifth anniversary of this Agreement, unless either party delivers written notice to the other party no later than one hundred twenty (120) days prior to the end of the fifth anniversary of this Agreement or any successive anniversary of this Agreement, as the case may be, of intent not to renew.

        (b) If the Employment Period is terminated without Cause by the Company or by Executive with Good Reason prior to the end of the Original Term or a Supplemental Term, as the case may be, the Executive shall be entitled to receive his Base Salary (determined in accordance with Section 3(a) during the period that is the lesser of (A) twelve months, or (B) the remainder of the Original Term or a Supplemental Term, as the case may be. If the Executive's employment is terminated without Cause by the Company, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of six (6) months from the date of termination on the basis in effect at the date of termination of the Executive's employment at the Company's expense. If Executive's employment is a resignation with Good Reason, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of six (6) months from the date of termination on the basis in effect at the date of Executive's employment.

        (c) If the Employment Period is terminated by the Company for Cause or is terminated as a result of Executive's Voluntary Resignation, Executive shall be entitled to receive Executive's Base Salary only through the date of termination.

        (d) If the Employment Period is terminated as a result of permanent disability, incapacity or death, Executive or Executive's representatives or beneficiaries shall be entitled to receive (i) Executive's Base Salary through the date of termination, plus six (6) months of Executive's then Base Salary. If the Executive's employment is terminated by reason of Executive's death, incapacity or disability, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of six (6) months from the date of termination on the basis in effect at the date of termination of the Executive's employment.



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The Executive and his dependents shall also be entitled to any continuation of coverage rights under any applicable law.

        (e)     The amount of Base Salary payable pursuant to Sections 5(b) and
(d) shall be payable in accordance with the Company's normal payroll procedures applied to Executive as if he remained an employee of the Company.

        (f) All of Executive's rights to any other employee benefit hereunder (except as described above or pursuant to law) accruing after the termination of the Employment Period, including, without limitation, any unvested options, shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Executive shall have the right to receive any accrued but unused vacation time and any and all benefits due Executive pursuant to Section 3(a) as of termination.

        (g) For purposes of this Agreement, "Cause" shall mean (1) the conviction of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes material harm to Company and/or Holdings, (2) willful misconduct by Executive causing material harm to company and/or Holdings, but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement, or (3) substantial failure to perform the duties required by Section 2(a) hereof which is not cured within 180 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination of this Agreement. Resignation with "Good Reason" shall mean (x) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive's employment as set forth in Section 2(a) of this Agreement, (y) a reduction of compensation and benefits that would substantially diminish the aggregate value of Executive's compensation and benefits or (z) the failure by the Company to obtain from any successor an agreement to assume and perform this Agreement.

        (h) Nothing in this Agreement shall be deemed to limit or otherwise abrogate the Company's obligation to make the payments under Section 5(b) if Executive is terminated without Cause following a merger, consolidation or sale of the Company or following a change in the control of the Company's outstanding voting securities. A "change in control" shall be deemed to have occurred if any person or any persons acting together that would constitute a group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than KRG Capital Partners, LLC, a Colorado limited liability company ("KRG"), Grosch or their affiliates, or a group in which KRG, Grosch or their affiliates are the controlling participants shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock (including shares convertible into voting securities) entitled to vote on the election of directors to the Board of the Company. Without limiting the foregoing, any sale of substantially all of the Company's assets to another entity without an express assumption by such entity of the Company's obligations under this Agreement shall be deemed to constitute termination without Cause pursuant to Section 5(b) above and the Company and Holdings shall be obligated to make the specified payments pursuant to Section 5(b) upon consummation of the transaction pursuant to which the Company or Holdings is selling substantially all of its assets.




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6.      Confidential Information

        As used herein, the term "Confidential Information" shall mean all information disclosed to Executive or known by Executive as a consequence of or through Executive's employment by the Company and Holdings (including, without limitation, information belonging to third parties or companies affiliated with or related to the Company in the Company's and Holding's possession) not generally known in the trade or industry in which such information is used, about the Company's and Holding's products, processes, services, customers, marketing strategy and business plans. Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board of the Company or the President of the Company and Chief Executive Officer of Holdings, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company and Holdings at the termination of the Employment Period, or at any other time as the Company and/or Holdings may request, all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company and/or Holdings or any subsidiary which Executive may then possess or have under Executive's control.

7.      Non-Solicitation.

        During the Original Term or during any Supplemental Term, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce or encourage any employee of the Company and/or Holdings or any subsidiary of the Company or Holdings to leave the employ of the Company and/or Holdings or such subsidiary, (ii) solicit or hire any person who was an employee of the Company and/or Holdings or any subsidiary of the Company and/or Holdings at any time during the Employment Period if such person was employed by the Company and/or Holdings or a subsidiary of the Company and/or Holdings at any time during the one-year period prior to such hiring, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company and/or Holdings or any subsidiary of the Company and/or Holdings to withdraw, curtail or cease doing business with the Company and/or Holdings or such subsidiary of the Company and/or Holdings.

8.      Enforcement.

        If, at the time of enforcement of Sections 6 and 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period or scope. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company and/or Holdings or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).


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9.      Representations.

        (a) Executive hereby represents and warrants to the Company and Holdings that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company and Holdings, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

        (b) Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

        (c)     Holdings hereby represents and warrants to the Executive that
(i) the execution, delivery and performance of this Agreement by Holdings does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Holdings is a party or by which Holdings is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of Holdings, enforceable in accordance with its terms.

10.     Successors and Assigns.

        This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and Holdings and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company. Without limiting the foregoing, the Company and Holdings may not, without Executive's prior written consent, assign rights or delegate its obligations under this Agreement.

11.     Survival.

        Sections 6, 7, 8 and 9 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

12.     Notices.

        Any notice provided for in this Agreement shall be in writing and shall be either personally delivered by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, to the recipient at the address indicated below.


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        If to Executive:        Chris Lane
                                19241 Willowbrook Lane
                                Trabuco Canyon, CA 92679

        If to the Company:      White Cap Industries, Inc.
                                c/o KR Capital Corporation
                                370 17th Street, Suite 2300
                                Denver, CO 80202

        If to Holdings:         White Cap Holdings, Inc.
                                c/o KR Capital Corporation
                                370 17th Street, Suite 2300
                                Denver, CO 80202

or such other address or to the attention of such person as the recipient party shall leave specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed. Any Notice of Termination of Executive's employment by the Company shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

13.     Severability.

        Whenever possible, each provision of this Agreement will be interpreted in such manner as to be elective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.     Complete Agreement.

        This Agreement, together with the other agreements referred to herein, embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15.     Counterparts.

        This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


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16.     Choice of Law.

        This Agreement will be governed by the internal law and not the laws of conflicts, of the State of California.

17.     Agreement to Arbitrate: Expenses.

        Except for the enforcement of any covenant herein that would be the subject of specific performance contemplated by Section 8, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in Orange County, California. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of California, Orange County Superior Court or a federal court in the Central District of California (and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts and waives any objections thereto). The expenses (including reasonable attorneys' fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

18.     Amendment and Waiver.

        The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holdings and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

19.     Nondisclosure and Invention and Copyright Assignment Agreement.

        Executive's employment also is subject to the requirement that Executive sign, observe and agree to be bound, both during and after Executive's employment, by the provisions of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement, a copy of which is attached as Exhibit B. Executive's execution of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement is an express condition precedent to the Company's obligations under this Agreement. Executive also agrees to execute, deliver and perform, during the term of his employment with Employee and thereafter, any other reasonable confidentiality and nondisclosure agreements concerning the Company and any of their affiliates which the Employer promulgates for other key employees and executives of the Company.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

        COMPANY:                        WHITE CAP INDUSTRIES, INC.,
                                        a California corporation


                                        By: /s/ GREG GROSCH
                                            ---------------------------------
                                            Greg Grosch, President


        EXECUTIVE:                          /s/ CHRIS LANE
                                            ---------------------------------
                                            Chris Lane



FOR PURPOSES OF SECTION 4 ONLY:

        HOLDINGS:                       WHITE CAP HOLDINGS, INC.,
                                        a Delaware corporation


                                        By: /s/ GREG GROSCH
                                            ---------------------------------
                                            Greg Grosch
                                            Chief Executive Officer



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